SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2004

Wells Real Estate Fund VII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25606	58-2022629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Distribution of Net Sale Proceeds

Over the last two years, Wells Real Estate Fund VII, L.P. (the “Registrant”); through its interest in certain joint ventures, sold the Tanglewood Commons Outparcel, Stockbridge Village III, the Stockbridge Village I Expansion, and the Hannover Building from its portfolio. As a result, in the fourth quarter of 2004, the Registrant expects to distribute net sale proceeds in the amount of approximately $4,213,000 to limited partners of record as of September 30, 2004. In accordance with the terms of Registrant’s partnership agreement, transfers of units are effective on the first day of the quarter following the quarter in which the transfer takes place. Therefore, a transfer of units must be completed prior to July 1, 2004 in order to be eligible for this distribution, and purchasers of units who have not had their transfers completed by July 1, 2004 will not be eligible for this distribution. Distributions are required to be made in accordance with the terms of the Registrant’s partnership agreement; therefore, some limited partners may not be eligible for this distribution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND VII, L.P.
(Registrant)

By:	WELLS PARTNERS, L.P.
General Partner

	By:	Wells Capital, Inc.
General Partner

		By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

By:	/s/ Leo F. Wells, III
LEO F. WELLS, III
General Partner

Date: July 23, 2004

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